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                                  EXHIBIT 11

              Computation of Net Income per Share of Common Stock


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

                                                       Three Months Ended March 31,       Nine Months Ended March 31,
                                                      ------------------------------      ----------------------------
                                                         1997              1996               1997              1996
                                                      ---------         ----------        ----------        ----------

Net income                                            $1,249,085        $  988,776        $2,477,629        $2,601,365
                                                      ==========        ==========        ==========        ==========

Primary:
   Weighted average number of shares
     outstanding during the period                     2,169,233         2,184,535         2,145,787         2,162,079
   Dilutive impact of unexercised
     common stock options                                  4,902            29,877             4,698            14,747
                                                      ----------        ----------        ----------        ----------

   Weighted average number of shares
     outstanding for the period                        2,174,135         2,214,412         2,150,485         2,176,826
                                                      ==========        ==========        ==========        ==========

   Net income per share                               $     0.58        $     0.45        $     1.15        $     1.19
                                                      ==========        ==========        ==========        ==========

Fully diluted:
   Weighted average number of shares
     outstanding during the period                     2,169,233         2,184,535         2,145,787         2,162,079
   Dilutive impact of unexercised
     common stock options                                  4,939            29,877             4,939            10,724
                                                      ----------        ----------        ----------        ----------

   Weighted average number of shares
     outstanding for the period                        2,174,172         2,214,412         2,150,726         2,172,803
                                                      ==========        ==========        ==========        ==========

   Net income per share                               $     0.58        $     0.45        $     1.15        $     1.19
                                                      ==========        ==========        ==========        ==========
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